UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
UNIVERSAL AMERICAN FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.
COMMITTEES OF THE BOARD OF DIRECTORS
INFORMATION CONCERNING EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS

Six International Drive
Rye Brook, New York 10573

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2005

To Our Stockholders:
      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Universal American Financial Corp. will be held at The Penn Club, 30 West 44th Street, New York, New York 10036 on Thursday, May 26, 2005 at 9:30 a.m., local time, or at any adjournment thereof, for the following purposes:

1. To elect nine persons to the Board of Directors of the Company to serve until the next annual election of directors or until their successors are elected and qualified.

2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2005 fiscal year.

3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
      All stockholders are invited to attend the Annual Meeting. Only stockholders of record at the close of business on April 4, 2005 are entitled to notice of, and to vote at, the Annual Meeting. You may vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

LISA M. SPIVACK
Secretary
April 27, 2005
Rye Brook, New York
THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY’S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

UNIVERSAL AMERICAN FINANCIAL CORP.
Six International Drive
Rye Brook, New York 10573

PROXY STATEMENT

ABOUT THE ANNUAL MEETING
General Information
      This proxy statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board of Directors for use at Universal American Financial Corp’s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 26, 2005, at 9:30 a.m., local time, at The Penn Club, 30 West 44th Street, New York, New York 10036, and at any postponements or adjournments thereof. The Notice of Annual Meeting, this proxy statement and the accompanying proxy card are first being mailed on or about April 27, 2005 to stockholders of record at the close of business on April 4, 2005.
What is the purpose of the Annual Meeting?
      At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of Annual Meeting, including the election of directors and ratification of the appointment of the Company’s independent auditors. In addition, the Company’s management will report on the performance of the Company during fiscal year 2004.
Who may attend the Annual Meeting?
      All stockholders are invited to attend the Annual Meeting. However, only stockholders of record at the close of business on April 4, 2005, or their duly appointed proxies, may vote at the Annual Meeting. If you hold your shares in “street name” (that is, through a brokerage firm, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. In all cases, you must bring a form of personal identification.
Who is entitled to vote?
      Stockholders who owned the Company’s common stock at the close of business on the record date, April 4, 2005, are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. Although the Company encourages you to complete and return the proxy card or to vote by telephone or via the Internet to ensure that your vote is counted, you may attend the Annual Meeting and vote your shares in person. Each share of common stock outstanding on the record date is entitled to one vote on each matter to be voted upon at the Annual Meeting.
      Pursuant to the terms of the Shareholders’ Agreement dated July 30, 1999, among the Company, Capital Z, Richard A. Barasch and several other stockholders of the Company (the “Shareholders’ Agreement”), Capital Z currently has the right to nominate four directors, and each of Mr. Barasch and the Company currently has the right to nominate two directors. Capital Z and Mr. Barasch each are required to vote for the director(s) nominated by the other. Please see “Certain Relationships and Related Transactions — Relationship with Capital Z” for additional information regarding the Shareholders’ Agreement.

What constitutes a quorum?
      The presence at the Annual Meeting of a majority of the outstanding shares of common stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, the Company had 55,686,550 shares of common stock outstanding. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum at the Annual Meeting.

What vote is required to approve each item?
      Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of directors. This means that the individuals who receive the highest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the Annual Meeting.
      Ratification of Ernst & Young LLP. The affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, will be required for approval.
      Abstentions and Broker Non-Votes. Abstentions and broker non-votes will not be voted either in favor of or against any of the proposals. For the election of directors, which requires a plurality of the votes cast, votes withheld from one or more nominees will be excluded entirely from the vote and will have no effect on the outcome. For the ratification of Ernst & Young LLP, which will be decided by the affirmative vote of a majority of the votes cast, abstentions and broker non-votes are counted as entitled to vote, but are not considered cast and therefore will have no effect on the proposal.
      Under New York law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this proxy statement.

How do I vote?
      You may vote in the following ways:

(a) In person: The Company will pass out written ballots to anyone who wants to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy card from your broker in order to vote at the Annual Meeting. Holding shares in “street name” means that you hold them through a brokerage firm, bank, or other nominee and, therefore, the shares are not held in your individual name in the records maintained by our transfer agent, American Stock Transfer and Trust Co., but instead are held in the name of your brokerage firm, bank, or other nominee.

(b) By mail: Please complete and sign your proxy card and return it to the Company by mail in the enclosed pre-addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the Company’s authorized proxies, Richard A. Barasch and Robert A. Waegelein.

If you do not mark your voting instructions on the proxy card, your shares will be voted as follows:

•	FOR approval of the nine nominated directors; and

•	FOR ratification of Ernst & Young LLP as the Company’s independent auditors for 2005.

(c) By telephone: Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this option. You will need to follow the instructions on your proxy card and the voice prompts.

(d) Via the Internet: Go to the website listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and on the website.
      Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. The telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet if your broker or nominee makes these methods available, in which case the broker or nominee will enclose the instructions with this proxy statement.

What if I am a beneficial owner rather than a holder of record?
      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered to be the holder of record with respect to your shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the Annual Meeting, but you must obtain a legal proxy from the holder of record of your shares in order to vote in person at the Annual Meeting.

If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
      If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine”. Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the election of Directors and ratification of the appointment of independent auditors, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

How do I vote if I am a participant in your company stock plan?
      Shares of our common stock held by Company employees who participate in the Universal American Financial Corp. 401(k) Savings Plan (the “401(k) Savings Plan”) are held of record and are voted by the trustees of the 401(k) Savings Plan. As a participant in our 401(k) Savings Plan, you may instruct the plan trustees as how to vote the shares allocated to your account by voting by proxy. The trustees of the 401(k) Savings Plan will vote shares as to which they have not received direction in accordance with the terms of the 401(k) Savings Plan.

Can I change my vote after I return my proxy?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing a notice of revocation or an executed proxy card bearing a later date with the Secretary of the Company at the Company’s principal executive offices at 6 International Drive, Suite 190, Rye Brook, New York 10014. You may also change or revoke your proxy by telephone or via the Internet at any time before the Annual Meeting in accordance with the instructions on the enclosed proxy card. The proxy also can be revoked if you attend the Annual Meeting in person and give notice of your intention to vote at the Annual Meeting. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Who pays for this proxy solicitation?
      The Company does. We do not intend to solicit proxies other than by use of the mail, but certain of our employees may contact you by telephone, mail, or otherwise to obtain proxies. None of these employees will receive any extra compensation for doing this.
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
      We have adopted a procedure approved by the Securities and Exchange Commission called “householding,” which will reduce our printing and mailing costs. Under this procedure, we will deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more stockholders reside who share the same last name or whom we believe to be members of the same family.
      We encourage your participation in the householding program. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. As an alternative to householding, you may wish to receive documents electronically. Instructions for consenting to electronic delivery are described below.

What do I need to do to participate in householding?
      You do not need to do anything. If you share the same last name and address with one or more stockholders, from now on, unless we receive contrary instructions from you (or from one of these other stockholders), you and all other stockholders who have your last name and live at the same home address will receive only one copy of any of our annual report, proxy statement for our annual meeting of stockholders, proxy statement we file and deliver in connection with any other meeting of stockholders, proxy statement combined with a prospectus or information statement.

Will I still receive my own proxy card?
      Yes. We will include with the householded materials for our annual meetings, or any other stockholders’ meeting, a separate proxy card and notice of stockholders’ meeting for each registered stockholder who shares your last name and lives at your home address.

What do I need to do if I want to continue to receive my own set of proxy materials?
      If you object to the householding procedures and want to continue to receive your own separate set of documents, or if you participate in householding but wish in the future to receive individual copies of these documents for any reason, we will deliver a separate copy of these documents to you promptly upon your written or oral request. Such requests should be directed to our Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, telephone (800) 332-3377. If you wish to request householding if members of your household are receiving multiple copies of these documents, you should write or call our Secretary at the same address or phone number listed above.

What if I don’t object to the householding procedures now, but change my mind later?
      You may opt out of householding at any time prior to 30 days before the mailing of proxy materials each year, which you can measure by reference to the date 30 days before the mailing date of the proxy statement for the prior year’s annual meeting of stockholders. If you would like to opt out of householding for any other stockholders’ meeting that might be scheduled during a given calendar year, we will issue a press release notifying stockholders of the actual deadline for opting out of householding prior to those meetings.
      If we do not hear from you by the deadlines described above, you will be deemed to have consented to the delivery of only one set of these documents to your household for future meetings. We intend to household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

      If you consent to electronic delivery, we will not be householding your documents, so you need not contact us to object to householding.

What happens when a member of my household changes his or her address?
      When there is an address change for one of the members of the household, any proxy materials will be sent directly to that stockholder at his or her new address.

Do the householding procedures apply if I hold my shares through a broker, bank or other nominee?
      We have been notified that some brokers and banks will household proxy materials. If your shares are held in “street name” by a broker, bank or other nominee, you may request information about householding from your bank, broker or other holder of record.

How can I receive my proxy statement electronically?
      As an alternative to receiving printed copies of proxy materials in future years, we offer stockholders the opportunity to receive proxy mailings electronically. By consenting to electronic delivery of future annual reports and proxy statements, you will help us reduce printing and postage costs.
      To be eligible for electronic delivery, you must have access to a computer and the Internet and expect to have access in the future. To take advantage of electronic delivery, please indicate your consent by following the instructions provided as you vote by Internet, or go to the website www.proxyvote.com and follow the prompts. Selecting this option means that you will no longer receive a printed copy of our annual report and proxy statement unless you request one. However, you will continue to receive your printed proxy card each year, which will contain information regarding the Internet website where you can view the annual report and proxy statement. If you consent to electronic delivery, you will be responsible for your usual telephone and Internet access charges in connection with the electronic delivery of the proxy materials and annual report.
      Your consent to electronic delivery will be effective until you revoke it. You may cancel your consent to electronic delivery at no cost to you at any time at the Internet site www.investordelivery.com or by writing to our Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573.
VOTING SECURITIES AND PRINCIPAL HOLDERS
Principal Holders
      The following table shows the amount of the Company’s common stock beneficially owned as of March 31, 2005 by each person or group who is known by the Company, in reliance on Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”), to beneficially own more than 5% of the Company’s outstanding shares of common stock. In general, “beneficial ownership” refers to shares that an individual or entity has the power to vote, or dispose of, and stock options that are currently exercisable or will become exercisable within 60 days of March 31, 2005. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

	Amount and
	Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class(1)(2)

Capital Z Financial Services Fund II, L.P.	25,149,972	45.1%
54 Thompson Street
New York, New York 10012
Capital Z Financial Services Private Fund II, L.P.	133,264	0.2%
54 Thompson Street
New York, New York 10012

(1)	The percentage of voting stock owned by each stockholder is calculated by dividing: (1) the number of shares deemed to be beneficially held by such stockholder as of March 31, 2005, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); by (2) the sum of (A) 55,686,550 which is the number of shares of common stock outstanding as of March 31, 2005; plus (B) the number of shares of common stock issuable upon exercise of currently exercisable options and other derivative securities held by such stockholder.

(2)	These percentages have been calculated based upon the number of shares reported as beneficially owned in the stockholder’s latest Schedule 13G or Schedule 13D filing prior to March 31, 2005 and the number of shares outstanding as of March 31, 2005.

Directors and Executive Officers
      The following table shows certain information regarding the amount of the Company’s common stock beneficially owned as of March 31, 2005 by (a) the members of the Company’s Board of Directors; (b) the Company’s Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) (the “Named Executive Officers”); and (c) the directors and executive officers of the Company as a group.

	Amount and
	Nature
	of Beneficial		Percent of
Name, Address and Position(1)	Ownership(2)		Class(3)

Richard A. Barasch, Chief Executive Officer and Chairman of the Board	2,670,056	(4)	4.7
Gary W. Bryant, Executive Vice President and Chief Operating Officer	817,058	(5)	1.5
Bradley E, Cooper, Director	34,216	(6)	*
Mark M. Harmeling, Director	64,308	(7)	*
Bertram Harnett, Director	255,012	(8)	*
Jason J. Israel, Chief Operating Officer of CHCS Services, Inc.	83,656	(9)	*
Gary Jacobs, Senior Vice President, Corporate Development	173,553	(10)	*
Linda H. Lamel, Director	3,000	(11)	*
Eric W. Leathers, Director	1,455	(12)	*
Patrick J. McLaughlin, Director	70,000	(13)	*
Robert A. Spass, Director	68,433	(14)	*
Robert A. Waegelein, Executive Vice President and Chief Financial Officer	651,725	(15)	1.2
Robert F. Wright, Director	344,276	(16)	*
All Directors and Executive Officers as a Group (16 persons)	5,923,815		10.2%

*	Less than 1%.

(1)	Unless otherwise noted, each person’s address is in care of Universal American Financial Corp., 6 International Drive, Suite 190, Rye Brook, New York 10573.

(2)	For purposes of this security ownership table, beneficial ownership includes currently exercisable options, which consist of options exercisable as of March 31, 2005 or within 60 days after March 31, 2005. Except as otherwise noted below, all shares of Common Stock, vested options and all restricted stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)	The percentage of voting stock owned by each stockholder is calculated by dividing: (1) the number of shares deemed to be beneficially held by such stockholder as of March 31, 2005, as determined in accordance with Rule 13d-3 of the Exchange Act; by (2) the sum of (A) 55,686,550 which is the number of shares of common stock outstanding as of March 31, 2005; plus (B) the number of shares of common stock issuable upon exercise of currently exercisable options and other derivative securities held by such stockholder.

(4)	Includes vested options to purchase 726,050 shares of the Company’s common stock. Also includes 534,411 shares of common stock which are held directly by, or in trust for, members of Mr. Barasch’s immediate family as to which Mr. Barasch disclaims beneficial ownership.

(5)	Includes vested options to purchase 465,000 shares of the Company’s common stock.

(6)	Mr. Cooper is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. In addition, Mr. Cooper owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners, Ltd. Mr. Cooper disclaims beneficial ownership of all shares of the Company’s common stock that are beneficially owned by Capital Z.

(7)	Includes vested options to purchase 31,500 shares of the Company’s common stock.

(8)	Includes vested options to purchase 44,500 shares of the Company’s common stock. Also includes 209,561 shares of common stock which are held in an irrevocable trust for the benefit of Mr. Harnett’s family, of which Mr. Harnett disclaims beneficial ownership. Mr. Harnett’s adult children are trustees of the trust, and his spouse and adult children are the beneficiaries of the trust. The trustees of the trust have delegated investment power over the shares held by the trust to Mr. Harnett.

(9)	Includes vested options to purchase 49,500 shares of the Company’s common stock.

(10)	Includes vested options to purchase 89,000 shares of the Company’s common stock.

(11)	Includes vested options to purchase 1,500 shares of the Company’s common stock.

(12)	Mr. Leathers is a principal of Capital Z Partners, L.P., the immediate general partner of Capital Z. Mr. Leathers disclaims beneficial ownership of all shares of common stock that are beneficially owned by Capital Z.

(13)	Includes vested options to purchase 30,500 shares of the Company’s common stock.

(14)	Mr. Spass is a shareholder of Capital Z Partners, Ltd., the ultimate general partner of Capital Z. In addition, Mr. Spass owns 5.7% of the voting capital stock of Capital Z Partners, Ltd. No person or entity owns 10% or more of the voting capital stock of Capital Z Partners, Ltd. Mr. Spass disclaims beneficial ownership of all shares of the Company’s common stock that are beneficially owned by Capital Z.

(15)	Includes vested options to purchase 385,000 shares of the Company’s common stock.

(16)	Includes vested options to purchase 28,500 shares of the Company’s common stock.

PROPOSAL NO. 1
ELECTION OF BOARD OF DIRECTORS
      Upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board has nominated for election at the Annual Meeting a slate of nine nominees, all of whom currently are serving on the Board.
      Pursuant to the terms of the Shareholders’ Agreement, Capital Z currently has the right to nominate four directors and each of Mr. Barasch and the Company currently has the right to nominate two directors. Capital Z has nominated Mr. Bradley E. Cooper, Mr. Eric W. Leathers, Mr. Mark M. Harmeling and Mr. Robert A. Spass for election at the Annual Meeting. Mr. Barasch has nominated Mr. Bertram Harnett and himself for election at the Annual Meeting. Please see “Certain Relationships and Related Transactions — Relationship with Capital Z” for additional information regarding the Shareholders’ Agreement.
      The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Mr. Richard A. Barasch, Mr. Bradley E. Cooper, Mr. Mark M. Harmeling, Mr. Bertram Harnett, Ms. Linda H. Lamel, Mr. Eric W. Leathers, Mr. Patrick J. McLaughlin, Mr. Robert A. Spass, and Mr. Robert F. Wright for election as directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute.
Nominees for Director

			Director of
			Company
Name	Age	Current Position with Company	Since

Richard A. Barasch(1)(2)	51	Chairman of the Board, President and Chief Executive Officer	1988
Bradley E. Cooper(1)(3)	38	Director	1999
Mark M. Harmeling(3)(6)	52	Director	1990
Bertram Harnett(1)(2)	82	Director	1996
Linda H. Lamel(3)(4)(5)	61	Director	2003
Eric W. Leathers(2)	31	Director	2004
Patrick J. McLaughlin(1)(2)(4)(5)	47	Director	1995
Robert A. Spass(1)(6)	49	Director	1999
Robert F. Wright(4)(5)(6)	79	Director	1998

(1)	Member of the Executive Committee.

(2)	Member of the Investment Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Audit Committee.

(5)	Member of the Transaction Committee.

(6)	Member of the Nominating and Corporate Governance Committee.

Biographical information concerning the director nominees is set forth below.
      Richard A. Barasch has served as a Director of the Company since July 1988, as Chairman of the Board since December 1997, as Chief Executive Officer since June 1995 and as President since April 1991. He also is Chairman of the Board of all of our subsidiaries and has held executive positions with our subsidiaries since their acquisition or organization.
      Bradley E. Cooper has served as a Director of the Company since July 1999. Mr. Cooper is a Senior Vice President, Director, Partner and co-founder of Capital Z, which owns 45.3% of our outstanding common stock. Prior to joining Capital Z, Mr. Cooper served in similar roles at Insurance Partners, L.P. from 1994 to 1998 and International Insurance Advisors, L.P. from 1990 to 1994. Mr. Cooper currently serves on the board of directors and compensation committees of CERES Group, Inc. and PXRE Group, Ltd., and on the board of directors of other privately-held companies.
      Mark M. Harmeling has served as a Director of the Company since July 1990. He has also served as Director of American Progressive from 1992 to 1999. Mr. Harmeling is self employed in the real estate industry. He was previously a Managing Director of TA Associates Realty, a pension fund advisory firm from 2001 to 2003. From 1997 to 2001, Mr. Harmeling was employed by AG Spanos Companies. Mr. Harmeling is also a director of Rochester Shoetree Corporation.
      Bertram Harnett has served as a Director of the Company since June 1996. Mr. Harnett has been a practicing lawyer since 1948 and has been President of the law firm of Harnett Lesnick & Ripps P.A., Boca Raton, Florida and its predecessors since 1988. He is the author of treatises on insurance law and is a retired Justice of the New York State Supreme Court.
      Linda H. Lamel has served as a Director of the Company since June 2003. She is an attorney and consultant in private practice. She was CEO of Claims online, a technology company specializing in insurance claims processing, from 2000 to 2002. From 1997 to 2000, Ms. Lamel was Executive Director of the Risk and Insurance Management Society, and from 1988 to 1996 she served as Vice-President of TIAA-CREF. From 1983 to 1988 Ms. Lamel was the President of The College of Insurance, and from 1977 to 1983, she served as Deputy Superintendent of the NYS Department of Insurance.
      Eric W. Leathers has served as a Director of the Company since February 2004. He is a Principal of Capital Z, which owns 45.3% of our outstanding common stock. Prior to joining Capital Z in August 1998, Mr. Leathers was an investment banker with Donaldson, Lufkin & Jenrette, where he specialized in mergers and acquisitions, corporate financings, and private equity transactions within the insurance industry. Mr. Leathers serves on the board of directors of SBJ Group Ltd.
      Patrick J. McLaughlin has served as a Director of the Company since January 1995. Mr. McLaughlin has been a Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Mr. McLaughlin serves on the board of directors, the audit committee and the compensation committee of American Independent Insurance Company and Personal Service Insurance Company. He also serves on the board of directors of Superior Vision Services, Inc.
      Robert A. Spass has served as a Director of the Company since July 1999. Mr. Spass is the chairman of the board, a partner and co-founder of Capital Z, which owns 45.3% of our outstanding common stock. Prior to founding Capital Z, Mr. Spass was the Managing Partner and co-founder of Insurance Partners, L.P. from 1994 to 1998. Prior to the formation of Insurance Partners, L.P., Mr. Spass was President and CEO of International Insurance Advisors L.P. from 1990 to 1994. Mr. Spass serves on the board of directors of CERES Group, Inc., Endurance Specialty Holdings, Ltd., Aames Investment Corp., USI Holdings Corporation and other privately-held companies.
      Robert F. Wright has served as a Director of the Company since June 1998. Mr. Wright has been President of Robert F. Wright Associates, Inc. since 1988. Prior to that, Mr. Wright was a senior partner of the public accounting firm of Arthur Andersen LLP. Mr. Wright is a director of Reliance Standard Life

Insurance Company (and its affiliates), GVA Williams, The Navigators Group, Inc. and USI Holdings Corporation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF
THE NOMINEES NAMED ABOVE.
Director Independence
      The Board of Directors has reviewed the independence of the Directors of the Company in accordance with NASDAQ listing standards. During this review, the Board considered transactions and relationships between each director and any member of his or her immediate family and the Company, its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.
      As a result of this review, the Board affirmatively determined that seven of our nine Directors are independent, as that term is defined by current NASDAQ listing standards. The non-independent Directors are Richard Barasch, Chief Executive Officer of the Company, and Bertram Harnett, a shareholder in Harnett, Lesnick & Ripps, P.A. of Boca Raton, Florida, which was paid $502,240 in 2004 and $490,258 in 2003 for legal services rendered to, and fees associated with Mr. Harnett’s service as a director of, the Company.
Directors’ Cash Compensation
      For the first quarter of 2004, each non-employee director of the Company (except for Mr. Harnett who was compensated on an hourly basis at his stated rates billed by Harnett, Lesnick & Ripps, P.A. for his service as a director of the Company) was paid an annual fee of $5,000, payable quarterly, or a pro rated portion thereof for persons not serving the full fiscal year. The chairperson of our Audit Committee and the chairperson of our Investment Committee each received an additional fee of $15,000 as compensation for his services as committee chairperson. In addition, each non-employee director also was reimbursed for his travel and related expenses incurred in connection with his or her Board and Board committee activities.
      Effective as of April 1, 2004, as a result of an independent study recommended by the Compensation Committee and approved by the Board, the annual retainer for non-employee directors (including Mr. Harnett who will no longer be compensated on an hourly basis) was increased from $5,000 to $10,000, and the additional compensation for the chairperson of our Audit Committee and the chairperson of our Investment Committee was increased from $15,000 to $20,000. Effective as of April 1, 2004, the chairperson of our Compensation Committee and the chairperson of our Nominating and Corporate Governance Committee each received an additional fee of $10,000 as compensation for his or her services as committee chairperson.
      During 2004, each non-employee director (except for Mr. Harnett who was compensated on an hourly basis at his stated rates billed by Harnett, Lesnick & Ripps, P.A. for his service as a director of the Company) received compensation of $1,000 for attendance at each Board or committee meeting, unless the committee meeting was held immediately prior to or after a Board meeting. These meeting fees were changed effective as of April 1, 2004. Effective April 1, 2004, each non-employee director (including Mr. Harnett who will no longer be compensated on an hourly basis) received compensation of $1,000 for attendance at each in-person Board meeting and $500 for attendance at each telephonic Board meeting. Each non-employee director also received compensation of $1,000 for attendance at each in-person committee meeting and $500 for attendance at each telephonic committee meeting.
      The Company does not pay director fees to its employee directors, who currently consist of Richard A. Barasch.

Directors’ Stock Options
      In 2004, each non-employee director of the Company was granted options to purchase 4,500 shares of common stock under our 1998 Incentive Compensation Plan in consideration for each director’s service on the Board. These options were granted at an exercise price of $10.65 per share, which is equal to the fair market value of the Company’s common stock on May 26, 2004, the date of grant. The options vest annually, subject to the individual’s continued service on the Board on the scheduled date of vesting, and will terminate on May 26, 2014. From time to time, non-employee directors of the Company may be granted additional options in consideration for providing services on the Board.
COMMITTEES OF THE BOARD OF DIRECTORS
Meetings of the Board of Directors
      During 2004, the Board of Directors met eleven times. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she served as a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served).
      The Board of Directors of the Company has regularly scheduled executive sessions consisting only of independent directors. These executive sessions typically occur immediately following each regularly scheduled meeting of the Board of Directors, or at any other time and place as the independent directors may determine.
Committees of the Board of Directors
      The Board of Directors has six standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Transaction Committee, the Compensation Committee, the Investment Committee and the Executive Committee. Committee membership for each of our directors is identified in the table under the heading, “Nominees for Director” under “Proposal No. 1 — Election of Directors” above.
      Audit Committee. Our Audit Committee assists the Board in monitoring the integrity of the Company’s financial statements, the independence and qualifications of the Company’s independent auditors, the performance of the Company’s internal audit function and independent auditors, the effectiveness of the Company’s disclosure controls and procedures and internal controls, and the compliance by the Company with legal and regulatory requirements. The Audit Committee also is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates pursuant to a charter approved by the Audit Committee and the Board. The charter is posted on the Company’s website at www.uafc.com. The Audit Committee met seven times during 2004. The current members of the Audit Committee are Robert F. Wright (chairperson), Linda H. Lamel and Patrick J. McLaughlin. Each of these members is independent under SEC and NASDAQ rules and listing standards currently in effect. The Board has determined that Robert F. Wright is an “audit committee financial expert,” as defined by SEC rules and regulations.
      Compensation Committee. Our Compensation Committee has the oversight responsibility with respect to executive compensation and works with management to develop clear relationships between pay levels, financial performance and returns to shareholders, in order to align the Company’s compensation structure with its organizational objectives. Further detail regarding the functions of the Compensation Committee is provided below, under the heading “Report of the Compensation Committee on Executive Compensation.” The Compensation Committee met five times during 2004. The current members of the Compensation Committee are Linda H. Lamel (chairperson), Bradley E. Cooper and Mark M. Harmeling. The Board has determined that each of these members is independent under NASDAQ listing standards currently in effect.

      Executive Committee. Our Executive Committee has the authority to act between Board meetings on behalf of the Board, on all matters allowed by law. The Executive Committee did not meet during 2004. The current members of the Executive Committee are Robert A. Spass (chairperson), Richard A. Barasch, Bradley E. Cooper, Bertram Harnett and Patrick McLaughlin.
      Investment Committee. Our Investment Committee reviews the Company’s investment policy and guidelines and portfolio performance. The Investment Committee met twelve times during 2004. The current members of the Investment Committee are Patrick J. McLaughlin (chairperson), Richard A. Barasch, Bertram Harnett and Eric Leathers.
      Transaction Committee. Our Transaction Committee reviews and makes recommendations to the Board on certain capital and acquisition transactions entertained by us. The Transaction Committee did not meet during 2004. The current members of the Transaction Committee are Patrick McLaughlin (chairperson), Linda Lamel and Robert Wright.
      Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for the Annual Meeting of stockholders, recommending to the Board the director nominees for each Board committee, leading the Board in its annual review of the Board’s performance, overseeing the annual review of the Chief Executive Officer’s performance, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in the Company’s corporate governance. In performing its responsibilities, the Nominating and Corporate Governance Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, and management of the Company. The Nominating and Corporate Governance Committee operates under a charter approved by the Board. The charter is posted on the Company’s website at www.uafc.com. The Nominating and Corporate Governance Committee met four times during 2004. The current members of the Nominating and Corporate Governance Committee are Robert F. Wright (chairperson), Mark M. Harmeling and Robert A. Spass. Each of these members is independent under NASDAQ listing standards currently in effect.
      The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.
Nomination of Directors
      The Nominating and Governance Committee seeks to create a Board that is strong in its collective judgment, skill, diversity, experience and business judgment. When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes, and the extent to which the candidate otherwise would be a desirable addition to the Board and any committees of the Board. The composition of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;

•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business; and

•	A majority of the Board shall consist of directors who are neither officers nor employees of the Company or its subsidiaries, nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise independent under NASDAQ and SEC rules.

      In evaluating current directors for re-nomination to the Board, the Nominating and Corporate Governance Committee assesses the performance of each such director, as well as the challenges and needs of the Company.
      The Nominating and Governance Committee will review a summary of the nominee’s qualifications, including materials provided by outside search firms or other parties. The Nominating and Governance Committee evaluates prospective nominees against the standards and qualifications set out in the Nominating and Governance Committee Charter, including:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company; and

•	academic expertise in an area of the Company’s operations.
      The Nominating and Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board; the balance of management and independent directors; senior leadership experience and the need for financial and accounting expertise; the ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and a diversity of viewpoints, background, experience and other factors.
      The Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.
      The Nominating and Corporate Governance Committee will ensure that a majority of the directors on the Board are independent in accordance with NASDAQ listing criteria. It also will ensure that the members of the Board maintain the requisite qualifications under NASDAQ listing standards and SEC rules for membership on the Audit, Compensation, and Nominating and Corporate Governance Committees.
      The Nominating and Corporate Governance Committee will consider potential nominations for Board membership suggested by its members and other Board members, as well as by members of management and the Company’s stockholders. The Nominating and Corporate Governance Committee considers nominations for director made by stockholders of the Company in accordance with the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company’s by-laws. The Nominating and Governance Committee will consider director candidates recommended by any stockholder entitled to vote in the election of directors, provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been provided to our Secretary as described under “Stockholder Proposals” in this Proxy Statement. The Nominating and Governance Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees. In addition, the Company may, at the request of the Nominating and Corporate Governance Committee, retain outside search firms to identify prospective Board nominees.
      Pursuant to the terms of the Shareholders’ Agreement, Capital Z currently has the right to nominate four directors, and each of Mr. Barasch and the Company currently has the right to nominate two directors. Capital Z and Mr. Barasch each are required to vote for the director(s) nominated by the other. Capital Z has nominated Mr. Bradley E. Cooper, Mr. Eric W. Leathers, Mr. Mark M. Harmeling and Mr. Robert A. Spass for election at the Annual Meeting. Mr. Barasch has nominated Mr. Bertram Harnett for election at the Annual Meeting. The Nominating and Corporate Governance Committee has approved these nominees for director. Please see “Certain Relationships and Related Transactions — Relationship with Capital Z” for additional information regarding the Shareholders’ Agreement.

Stockholder Communications with the Board of Directors
      The Company makes every effort to ensure that the views of stockholders are heard by the Board or individual directors, as applicable. Stockholders may communicate with the Board, any of its constituent committees or any member thereof by means of a letter addressed to the Board, its constituent committees or individual directors.
      All stockholder communications must (1) be sent to the Chairperson of the Nominating and Governance Committee of the Board of Directors of the Company at the address of the Company, (2) be in writing, (3) be signed by the stockholder sending the communication, (4) indicate whether the communication is intended for the entire Board of Directors, the Nominating and Corporate Governance Committee, any other committee of the Board of Directors or an individual director, (5) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder’s intention to hold or dispose of such shares, provided, however, that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act, and (6) if the communication relates to a director nominee being recommended by the stockholder, must include the appropriate consent and biographical information of the candidate. Please see “Stockholder Proposals” for further information.
      Upon receipt of a stockholder communication that is compliant with the requirements identified above, the Chairperson of the Nominating and Governance Committee of the Board of Directors shall promptly deliver such communication to the appropriate board or committee member(s) identified by the stockholder as the intended recipient of such communication.
      The Chairperson of the Nominating and Governance Committee of the Board of Directors may, in his or her sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the independent directors, the Chairperson of the Nominating and Governance Committee of the Board of Directors may not copy any member of management in forwarding such communication to such directors.
Attendance at the Annual Meeting
      The Company has a policy to encourage the members of the Board to attend our annual meetings. All of the members of the Board at the time of the Company’s 2004 Annual Meeting of Stockholders attended the 2004 Annual Meeting.
Code of Business Conduct and Ethics
      The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers, employees, and all subsidiaries and entities controlled by the Company, a copy of which is posted on the Company’s corporate website at www.uafc.com. The Company intends to disclose any substantive amendment or waivers to such code.
Report of the Audit Committee of the Board of Directors

Membership and Role of the Audit Committee
      The Audit Committee of the Board of Directors of the Company serves as an independent and objective party to monitor and provide general oversight of the Company’s financial accounting and reporting process, selection of critical accounting policies, system of internal control, audit process for monitoring compliance with laws and regulations, and the Company’s standards of business conduct. The Audit Committee operates under a written amended charter originally adopted by the Board of Directors on June 7, 2000, which can by found on the Company’s corporate website, www.uafc.com. Among other matters, the Audit Committee, in its oversight role, reviews and reassesses the adequacy of the charter and the performance of the Audit Committee thereunder at least annually. The Audit Committee met seven times during 2004.
      During 2004, the current members of the Audit Committee are Robert F. Wright (chairperson), Linda H. Lamel and Patrick J. McLaughlin. Each member of the Audit Committee was and is an independent director as determined by the Company’s Board of Directors, based upon the NASDAQ listing rules and the Company’s independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of audit committees. In addition, the Board of Directors has determined that Robert F. Wright is an “audit committee financial expert,” as defined by SEC rules and regulations.

Review of the Company’s Financial Statements
      As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors, Ernst & Young LLP, all annual and quarterly financial statements prior to their issuance. This process includes an assessment of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements. During fiscal 2004, management advised the Audit Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles generally accepted in the United States of America, and management reviewed significant accounting and disclosure issues with the Audit Committee.
      The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as currently in effect, and, with and without management present, reviewed and discussed the results of Ernst & Young LLP’s examination of the annual financial statements.
      The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect. In connection with these discussions, the Audit Committee obtained from Ernst & Young LLP a formal written statement describing all relationships between it and the Company that might bear on the auditors’ independence from the Company and its management. The Audit Committee further discussed with management and Ernst & Young LLP any relationships that might have impacted or may impact the auditors’ objectivity and independence, and has satisfied itself as to Ernst & Young LLP’s independence.
      During 2004, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structures. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program and the steps taken to implement recommended improvements in internal controls and procedures. The Audit Committee’s meetings include, whenever appropriate, executive sessions with Ernst & Young LLP and with the Company’s internal auditor, in each case without the presence of the Company’s management, to raise and discuss any issues or concerns that they may have had about the adequacy and proper, timely functioning of the Company’s control, reporting, disclosure and compliance systems and procedures.
      In performing all of these functions, the Audit Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. In its oversight role, the Audit Committee necessarily relies on the procedures, work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Ernst & Young LLP, who, in its report, expresses an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America.
      Based on the Audit Committee’s reviews and discussions noted above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended

December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also has recommended that Ernst & Young LLP be selected as the Company’s independent auditors for the fiscal year ending December 31, 2005.

Submitted by
The Audit Committee of Universal American
Financial Corp.

Robert F. Wright, Chairperson
Linda H. Lamel
Patrick J. McLaughlin
      The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any prior or future Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.
INFORMATION CONCERNING EXECUTIVE OFFICERS
      Biographical information concerning the Company’s Chief Executive Officer, who also serves as a director, is set forth above under the caption “Proposal No. 1 — Election of Directors.” Biographical information concerning the Company’s remaining executive officers is set forth below.
      Gary W. Bryant, 55, has served as Executive Vice President of the Company since June 1995 and Chief Operating Officer of the Company since June 2000. He has also served as a Director, President and Chief Executive Officer of American Pioneer since April 1983, Vice Chairman of American Progressive and Pennsylvania Life since 2001 and a Director, President and Chief Executive Officer of American Exchange since December 1997. In addition, Mr. Bryant has served as a Director and President of Constitution Life, Marquette, Peninsular Life and Union Bankers since March 2000. Mr. Bryant has also served as the Chairman of the Board of CHCS Services, Inc. since January 2000.
      Ted Carpenter, 57, has served as Executive Vice President and Chief Operating Officer of Heritage Health Systems, Inc. since 1999. Prior to joining Heritage, Mr. Carpenter worked for Kaiser Permanente for over 23 years; his last five years as President of Kaiser Foundation Health Plan of North Carolina.
      Jason J. Israel, C.P.A., 52, has served as Senior Vice President, Administration of the Company since March 2004 and as Chief Operating Officer and a Director of CHCS Services, Inc. since July 2002. Prior to joining the Company, Mr. Israel was President and Director of Bankers Insurance Group’s Property and Casualty Companies from January to June, 2002. From January 2000 to January 2002, Mr. Israel was President and Director of JASCO Consulting Corp. From 1986 to 2000, he was employed by American Bankers Insurance Group in positions of increasing responsibility, finally serving as Executive Vice President of Administration. From 1978 to 1986, Mr. Israel was employed by Price Waterhouse as a Senior Audit Manager. From 1974 to 1978, he was employed by SD Leidesdent & Co. as an Audit Senior.
      Gary Jacobs, 54, has served as Senior Vice President, Corporate Development of the Company since 2002. He also has served as President of CHCS Services, Inc. since 1995, a Director and Senior Vice President of American Pioneer Health Plans, Inc., Senior Vice President, Managed Care of American Pioneer Life Insurance Company and American Progressive, a Director and President of Ameri-Plus Preferred Care, Inc. and CHCS, Inc., a Director of Eagle Life, and President of WorldNet Services Corp. Prior to joining the Company, Mr. Jacobs served as a Franchisee and Executive Director of Staff Builders Home Health Care of Broward County and as President of HMI a Public HMO Management and Consulting Company.
      Lisa M. Spivack, 35, has served as Senior Vice President, General Counsel and Secretary of the Company since March 2005. Prior to joining the Company, Ms. Spivack served as Vice President, Associate General Counsel and Assistant Secretary of ImClone Systems Incorporated, and as an attorney with the law firm of Pryor Cashman Sherman & Flynn LLP in New York, New York, specializing in corporate governance and corporate and securities transactions and compliance.
      Robert A. Waegelein, C.P.A., 44, has served as Executive Vice President and Chief Financial Officer of the Company since October 1990 and has been Chief Financial Officer and a Director of each of our subsidiaries since they were acquired or organized. Prior to joining the Company, Mr. Waegelein, a certified public accountant, was employed by KPMG Peat Marwick LLP, the Company’s then independent public accountants, in positions of increasing responsibility, finally serving as Senior Manager.
      William E. Wehner, C.L.U., 61, has served as a Director and as President of Pennsylvania Life since April 2000. Mr. Wehner has also been Senior Vice President and Chief Marketing Officer of American Pioneer and other subsidiaries since November 1997. Prior to joining the Company, Mr. Wehner was employed for over twenty years by Mutual Life Insurance Company of New York and its affiliates in positions of increasing responsibility, finally serving as Vice President for Group Insurance.
EXECUTIVE COMPENSATION
Summary Compensation
      The Summary Compensation Table sets forth the cash and non-cash compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) (collectively, the “Named Executive Officers”) for each of the Company’s last three fiscal years.
Summary Compensation Table

					Long-Term
					Compensation

					Awards
	Annual Compensation(1)
					Restricted	Securities	All Other
Name and Principal				Other Annual	Stock	Underlying	Compensation
Position	Year	Salary	Bonus	Compensation(2)	Awards(3)	Options	(4)

Richard A. Barasch	2004	$737,222	$1,300,000	—	190,000	—	$4,000
Chairman and Chief	2003	715,750	1,185,000	—	150,000	—	4,000
Executive Officer	2002	653,440	735,000	—	375,000	13,417	4,000

Gary W. Bryant	2004	362,750	335,000	—	190,000	—	4,000
Executive Vice President	2003	333,250	278,000	—	150,000	—	4,000
and Chief Operating Officer	2002	304,000	154,700	—	126,300	25,000	4,000

Robert A. Waegelein	2004	307,500	300,000	—	190,000	—	4,000
Executive Vice President	2003	265,000	221,000	—	150,000	—	4,000
and Chief Financial Officer	2002	241,580	129,500	—	115,500	25,000	4,000

Jason J. Israel(5)	2004	283,671	225,000	—	160,000	—	4,000
Chief Operating Officer of	2003	264,328	217,000	—	150,000	—	4,000
CHCS Services, Inc.	2002	125,000	45,500	—	39,500	67,500	4,000

Gary Jacobs	2004	237,187	160,000	—	160,000	—	4,000
Senior Vice President,	2003	216,739	121,000	—	100,000	—	4,000
Corporate Development	2002	198,569	56,000	—	64,000	15,000	4,000

(1)	The annual compensation portion of this table includes the dollar value of regular annual payments of base salary, bonus and any other annual compensation earned by each Named Executive Officer during the stated fiscal year.

(2)	Excludes perquisites and other personal benefits for each Named Executive Officer which did not equal or exceed the lesser of $50,000 or 10% of such individual’s base salary plus bonus.

(3)	The Named Executive Officers were awarded restricted shares of our common stock on various dates. These shares are shown at the fair market value of our common stock on the date of the award.

(4)	The amounts in this column represent the value of our common stock contributed by the Company under the 401(k) plan as matching contributions to the plan on behalf of the Named Executive Officer.

(5)	Mr. Israel joined the Company in July 2002.
Employment Agreements
      The Company has entered into employment agreements with each of the Named Executive Officers. The following chart summarizes certain terms of these employment agreements:

Name	Current Salary	Initial Employment Term	Expiration Date(1)

Richard A. Barasch	$764,909	Three years	July 30, 2005
Gary W. Bryant	$390,000	Two years	July 30, 2005
Robert A. Waegelein	$340,000	Two years	July 30, 2005
Jason J. Israel	$300,000	One year	June 17, 2005
Gary Jacobs	$245,000	Two years	August 10, 2005

(1)	Each employment agreement provides for automatic one-year extensions of the term of the employment agreement unless the Company or the Named Executive Officer party to such employment agreement provides the other party prior written notice, pursuant to the terms of the applicable employment agreement, before the expiration of any employment term.
      Each employment agreement provides that the Named Executive Officer party to such agreement will be paid an annual salary as determined by such agreement in regular installments in accordance with the Company’s usual payment practice. Annual increases shall be determined at the discretion of the Board. In addition, the Named Executive Officers will also receive an annual bonus based on the achievement of goals established by the Board.
      Additionally, the Named Executive Officers are eligible to receive an additional compensation in the form of restricted stock and grants of stock options in accordance with the 1998 Incentive Compensation Plan.
      The Named Executive Officers are entitled to benefits under the Company’s employee benefit plans on the same basis as those benefits are made available to other senior executives of the Company. All reasonable business expenses will be reimbursed to the executives in accordance with Company policies. In addition, each Named Executive Officer’s employment agreement outlines his and the Company’s obligations under various termination events. The employment agreement of each of the Named Executive Officers other than Mr. Israel also contains a non-compete clause covering the period of employment and the twelve months following termination of employment.
      The employment agreements also provide severance in the event of termination of the Named Executive Officer by the Company without cause or if the Named Executive Officer resigns for good reason, as each such term is defined in the employment agreements. Mr. Barasch’s employment agreement provides that he is entitled to, among other things, (1) a lump sum payment equal to two times his base salary plus the lesser of (a) his bonus for the fiscal year prior to termination or (b) his base salary, (2) continued coverage under the Company welfare benefit plans available to senior executives for a 24-month period, and (3) accelerated vesting of all equity awards and the opportunity to exercise awards for one year following such termination. The employment agreements for Messrs. Bryant and Waegelein provide that they are entitled to, among other things, (1) a lump sum payment equal to his base salary and (2) continued coverage under the Company welfare benefit plans available to senior executives for an 18-month period. The employment agreement for Mr. Jacobs provides that he is entitled to, among other things, (1) a lump sum payment equal to his base salary and (2) continued coverage under the Company welfare benefit plans available to senior executives for a six month period. The employment agreement for Mr. Israel provides that he is entitled to, among other things, a lump sum payment equal to his base salary.

      In addition, Mr. Barasch’s employment agreement provides that if he is terminated without cause or he resigns for “good reason” within 12 months after a “change of control”, as each such term is defined in his employment agreement, then, in addition to his severance payments described in the preceding paragraph, Mr. Barasch is entitled to receive, among other things, (1) an additional lump sum payment equal to two times his base salary, (2) continued coverage under the Company welfare benefit plans available to senior executives for an additional 12-month period, and (3) the value of full vesting of Mr. Barasch’s account balance under the Company’s 401(k) plan. The employment agreement for each of Messrs. Bryant and Waegelein provides that if such Named Executive Officer is terminated without cause or resigns for “good reason” within 12 months after a “change of control”, as each such term is defined in such Named Executive Officer’s employment agreement, then, in addition to his severance payments described in the preceding paragraph, such Named Executive Officer is entitled to receive, among other things, (1) an additional lump sum payment equal to one-half his base salary, (2) continued coverage under the Company welfare benefit plans available to senior executives for an additional six month period, and (3) the value of full vesting of such Named Executive Officer’s account balance under the Company’s 401(k) plan. The employment agreement for Mr. Israel provides that if the Company is sold and he is not offered an appropriate job by a new owner, then he is entitled to receive a lump sum payment equal to his base salary. Mr. Jacobs’ employment agreement does not address termination upon a “change in control.”
Option Grants In Fiscal 2004
      There were no options to purchase common stock granted to the Named Executive Officers during 2004.
Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values
      The following table sets forth aggregated option exercises during 2004 by the Named Executive Officers, and the value of the options held by such persons on December 31, 2004, whether or not exercisable on such date.

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Richard A. Barasch	30,000	214,900	726,050	230,367	8,947,372	2,804,256
Gary W. Bryant	15,000	110,100	465,000	125,000	5,622,790	1,492,575
Robert A. Waegelein	15,000	106,350	385,000	110,000	4,610,550	1,310,125
Jason J. Israel	—	—	49,500	18,000	432,000	158,850
Gary Jacobs	—	—	89,000	6,000	889,400	59,400

(1)	The values were calculated using the closing market price of the Company’s common stock on December 31, 2004 ($15.47 per share as reported by the NASDAQ National Market on that date) and exercise prices ranging between $2.00 and $6.86 for exercisable options and ranging between $3.15 and $5.57 for unexercisable options.

Equity Compensation Plan Information
      The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

Number of Securities
	Number of Securities			Remaining Available for
	to be Issued			Future Issuance Under
	Upon Exercise		Weighted-Average	Equity Compensation
	of Outstanding		Exercise Price of	Plans (Excluding
	Options, Warrants		Outstanding Options,	Securities Reflected in
	and Rights		Warrants and Rights	Column(a))
Plan Category	(a)		(b)	(c)

Equity Compensation Plans Approved by Stockholders	5,400,810	(1)	$6.49	1,460,919	(2)
Equity Compensation Plans Not Approved by Stockholders	13,638	(3)	$4.41	0	(4)

Total	5,414,448		$6.49	1,460,919

(1)	Consists of shares of our common stock to be issued upon the exercise of options granted pursuant to the 1998 Incentive Compensation Plan.

(2)	Securities remaining available for issuance under the 1998 Incentive Compensation Plan. Shares of our common stock may also be issued in connection with SARs, restricted stock and other Awards.

(3)	Consists of shares of our common stock to be issued upon the exercise of options granted pursuant to the Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers filed on Form S-2, the material terms of which are summarized below.

(4)	The Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers were terminated as of December 31, 2001.
     Career Agent Stock Plan and the Regional Equity Plan For Career Agency Managers
      In connection with the acquisition of Pennsylvania Life Insurance Company, the Company adopted additional stock option plans for agents and regional managers of the Career segment. The Career agents and managers were eligible to earn stock and stock options based on new premium production at predetermined exercise prices. A total of 1,486,730 shares were eligible for award under this plan, which ended at December 31, 2001. Options and stock awarded to agents under this plan cliff vest 24 months after the end of the year of option grant and expire at the earliest of the termination date as an agent or 30 days after the option becomes exercisable.
Compensation and Stock Option Committee Report on Executive Compensation
      The Compensation Committee of the Board of Directors of the Company is composed solely of independent directors as defined under NASDAQ rules. During 2004, Bradley E. Cooper, Mark M. Harmeling and Linda H. Lamel served on the Compensation Committee.
     Executive Compensation Philosophy
      The Compensation Committee reviews and recommends to the Board the compensation of the Company’s executive officers (including the Named Executive Officers). The objective of the Company’s compensation program is to provide a total compensation package that will enable the Company to:

•	attract, motivate and retain outstanding individuals;

•	align the financial interests of those individuals with the interests of the Company’s stockholders;

•	reward those individuals for increasing levels of profit and stockholder value; and

•	encourage management’s stake in the long-term performance and success of the Company.

      The Company’s general executive compensation philosophy is based on the premise that compensation must relate to both the Company’s and the executive officer’s annual performance, and should be set at levels that support the Company’s business strategies and long-term objectives while being closely aligned with the stockholders’ interests. The elements of the executive compensation package are base salary, an annual performance-based cash bonus and equity-based incentive compensation, such as stock options and restricted stock awards.
      The Compensation Committee annually considers the appropriate combination of cash and equity-based compensation, and weighs the competitiveness of the Company’s overall compensation arrangements in relation to comparable life insurance companies and companies of similar size in the financial industry. The Compensation Committee retains compensation consultants to assist with, among other things, structuring the Company’s various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company’s executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability. In establishing base salaries, performance-based cash bonuses, and awards of stock options, the Compensation Committee considers the executive’s annual review, periodic compensation surveys, awards given to the executive in past years, progress toward or attainment of the Company’s corporate goals and objectives including performance, stockholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company and its stockholders. The Compensation Committee does not use set formulas, and may accord different weight at different times to different factors for each executive.
      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer and certain other executive officers. Certain performance-based compensation approved by stockholders is not subject to the deduction limit. The Compensation Committee will continue to rely on performance-based compensation programs for the Company’s executive officers. These programs will be designed to meet, in the best possible manner, future corporate business objectives. However, the Compensation Committee may award compensation that is not fully deductible if it determines that such an award is consistent with its philosophy and in the best interests of the Company and its stockholders.
     Base Salary
      The Compensation Committee reviews the history of, and proposals for, the compensation of each of the Company’s executive officers, including cash and equity-based components. The Compensation Committee establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. Other factors considered in determining base salary include the responsibilities of the executive officer, experience, length of service and individual performance. The weight given such factors by the Compensation Committee may vary from executive to executive. The Compensation Committee believes that the base salaries of the current executive officers are within the competitive market range of comparable companies.
     Annual Bonus Compensation
      The Compensation Committee makes recommendations to the Board for awards of cash bonuses to the executive officers. The amount of cash bonuses and restricted stock is primarily based upon the achievement of a certain level of operating profits, but also includes criteria such as revenue production for marketing executives and expenses relative to pre-determined budgets for administrative executives. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive individual and Company objectives and performance. The fiscal year 2004 cash bonuses paid to our executive officers were, in the aggregate, 105.3% of their 2004 annualized aggregate base salaries.

     Stock Options and Restricted Stock
      An important component of the Company’s executive compensation program is the award of stock options and restricted stock. The Compensation Committee believes that stock options and restricted stock motivate the executive officers to remain focused on the overall long-term performance of the Company by aligning employees’ interests with stockholders’ interests. Stock options generally have value to an employee only if the Company’s stock price increases above the employee’s option exercise price and the employee remains employed by the Company for the period required to exercise the stock options. Stock options thus provide an incentive to improve the Company’s performance and an incentive to remain employed by the Company. There were no stock options awarded to the Company’s executive officers during 2004. Restricted stock is stock in the Company which the executive officer must hold for a period of time before it can be sold. The financial benefit of an award of restricted stock may not be realized by the executive officer until the restrictions can be lifted from the stock. The total aggregate restricted stock awarded to the Company’s executive officers during fiscal year 2004 amounted to 73,110 shares, or 0.1% of the aggregate outstanding shares of the Company during 2004.
     401(k) Savings Plan
      The Company maintains a tax-qualified 401(k) savings plan for its eligible employees known as the Universal American Financial Corp. 401(k) Savings Plan (the “401(k) Plan”). Employees who have attained age 21 and completed 90 days of service with the Company are eligible to participate and may elect to defer up to 100% of their base salary on a pre-tax basis to the 401(k) Plan. The Company makes discretionary matching contributions to the 401(k) Plan on behalf of eligible participants in any plan year. Currently, the Company matches 50% of the employee’s first 4% of contributions, up to a maximum of 2% of the employee’s eligible compensation, with the Company’s common stock. In 2004, the Company made discretionary matching contributions of $4,000 in the Company’s common stock to each of the Company’s executive officers. Participants are always 100% vested in their pre-tax contributions and will begin vesting in any matching contributions made on their behalf after two years of service with the Company at a rate of 25% per year.
     Perquisites and Other
      In 2004, the Company provided personal-benefit perquisites to certain executive officers. There are no outstanding loans of any kind to any executive officer, and since 2002, federal law has prohibited any new company loans to executive officers. The Company expects its executive officers to be role models under its Code of Business Conduct and Ethics, which is applicable to all employees including the Company’s Chief Executive and senior financial officers. The Company’s executive officers are not entitled to operate under lesser standards.
     Chief Executive Officer Compensation
      The Compensation Committee determines Mr. Barasch’s compensation consistent with the principles noted above and the terms of his employment agreement, dated July 30, 1999, which provides the Compensation Committee discretion in determining his base compensation and target bonuses. Mr. Barasch’s 2004 base salary was $742,630 (for the 12 months from April 1, 2004 to March 31, 2005), an increase of 3.0% over his 2003 base salary for the prior 12 month period. Mr. Barasch’s 2004 base salary was established based on the Compensation Committee’s review of his performance in 2003 and according to the terms of his employment agreement.
      In recognition of Mr. Barasch’s performance in 2004 and the achievement of certain operating goals that had been set for 2004, the Compensation Committee awarded him a cash bonus of $1,300,000, or 175% of his 2004 base salary. Additionally, Mr. Barasch was awarded 12,079 restricted shares of our common stock which vest as to 25% of the shares over a four-year period. In determining these bonus amounts, the Compensation Committee considered the Company’s continued performance over the past several years and, specifically, the Company’s performance in 2004 in relation to established goals, and compared that performance to prior years’ results. The Compensation Committee noted that the Company exceeded the performance objectives established by the Compensation Committee for 2004.
      The Compensation Committee has set Mr. Barasch’s 2005 base salary (for the 12 months beginning April 1, 2005) at $764,909, representing an increase of 3% over his 2004 base salary. The Compensation Committee has set Mr. Barasch’s target bonus for 2005 at 150% of his base salary.
      The Compensation Committee determined that the Company’s strong performance in 2004 significantly resulted from Mr. Barasch’s leadership. The Compensation Committee deemed Mr. Barasch’s total compensation earned for fiscal 2004 (including salary, bonus and the restricted stock grant) appropriate in light of Mr. Barasch’s substantial contribution to the Company’s growth and success in 2004.

Submitted by
The Compensation Committee of Universal American Financial Corp.

Linda H. Lamel, Chairperson
Bradley E. Cooper
Mark M. Harmeling
      The foregoing Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any prior or future Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (including this Proxy Statement or the “Executive Compensation” section of this Proxy Statement), except to the extent the Company specifically incorporates this Report by reference therein.
Compensation and Stock Option Committee Interlocks and Insider Participation
      During 2004, the following directors served on the Compensation Committee: Bradley E. Cooper, Mark M. Harmeling and Linda H. Lamel. No member of the Company’s Compensation Committee was engaged in a related party transaction with, or was an officer or employee of, the Company or its subsidiaries. There are no interlocking relationships involving the Company’s Compensation Committee and the board of directors or compensation committee of any other company which would require disclosure under the executive compensation rules of the SEC.

Performance Graph
      The following graph compares cumulative total stockholder returns on the Company’s common stock from December 31, 1999 through December 31, 2004 to The NASDAQ Stock Market (U.S. Companies) Total Return Index and The NASDAQ Insurance Stocks Total Return Index. The NASDAQ Stock Market (U.S. Companies) Total Return Index comprises all domestic common shares traded on the NASDAQ National Market and the NASDAQ SmallCap Market. The NASDAQ Insurance Stocks Total Return Index represents NASDAQ listed companies classified according to the FTSEtm Global Classification System as Insurance or Life Assurance. They include insurance brokers, non-life insurance, re-insurance, other insurance, and life assurance.
      The graph assumes that the value of the investment in the Company’s Common Stock and in the above-referenced indices was $100 at December 31, 1999 and that all dividends were reinvested. The price of the Company’s common stock on December 31, 1999 (on which the graph is based) was $4.625. The stockholder return shown on the following graph is not necessarily indicative of future performance.
Comparison of Cumulative Total Return Among
Universal American Financial Corp.’s Common Stock,
NASDAQ Stock Market (U.S. Companies) Total Return Index and
NASDAQ Insurance Stocks Total Return Index

	1999	2000	2001	2002	2003	2004

Universal American Financial Corp.	100.00	85.14	146.81	125.82	214.05	334.49
NASDAQ Stock Market	100.00	60.31	47.84	33.07	49.45	53.81
NASDAQ Insurance Stocks	100.00	125.58	134.59	135.64	167.62	203.50
      The disclosure set forth above under the caption “Performance Graph” shall not be deemed to be soliciting material and is not incorporated by reference into any of our prior filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, that incorporated future filings or portions thereof, including this Proxy Statement or the “Executive Compensation” section of this Proxy Statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Relationship with Capital Z
      Three of the Company’s directors, Bradley E. Cooper, Eric W. Leathers and Robert A. Spass also are principals of Capital Z. The Company, Capital Z, Richard Barasch (the Chairman and Chief Executive Officer of the Company) and several other shareholders the Company entered into a shareholders’ agreement on July 30, 1999. The Shareholders’ Agreement requires that all proposed sales/transfers by the other shareholders who are party to the Shareholders’ Agreement must first be offered to Richard Barasch and Capital Z, including its affiliates. However, pledges and some other transfers by any party to the Shareholders’ Agreement of less than 1% of Universal American’s outstanding common stock at any one time, or 2.5% when aggregated with the other transfers by the shareholder and his, her or its permitted transferees of Universal American’s outstanding common stock, are permitted. The Shareholders’ Agreement provides for tag-along and drag-along rights under some circumstances. “Tag-along rights” allow the holder of stock to include his, her or its stock in a sale of common stock initiated by another party to the Shareholders’ Agreement. “Drag-along rights” permit a selling party to the Shareholders’ Agreement to force the other parties to the Shareholders’ Agreement to sell a proportion of the other holder’s shares in a sale arranged by the selling shareholder.
      Under the terms of the Shareholders’ Agreement, of the nine members of Universal American’s board of directors, certain shareholders are permitted to nominate directors as follows: Capital Z: four, Richard A. Barasch: two and Universal American: two. Capital Z and Mr. Barasch are each required to vote for the director(s) nominated by the other. The right of Mr. Barasch to nominate directors is conditioned upon his continued employment with Universal American. In addition, the right to nominate directors is not transferable, except that Capital Z may transfer its right to a third-party buyer who acquires 10% or more of the outstanding common stock of Universal American from Capital Z.
Related Party Transactions
      Bertram Harnett, a director of the Company, is a shareholder in Harnett, Lesnick & Ripps, P.A. of Boca Raton, Florida, which was paid $502,240 in 2004 for legal services rendered to, and fees associated with Mr. Harnett’s service as a director of, the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and NASDAQ reports of ownership of the Company’s securities and changes in reported ownership. Executive officers, directors and greater than ten percent stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, or written representations from the reporting persons that other reports were required, the Company believes that, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to the Company’s executive officers, directors, and greater than ten percent beneficial owners were timely met.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      Ernst & Young LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2004, and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2005.
      In the event that ratification of this appointment of independent auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent auditors will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.
      Your ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 does not preclude the Audit Committee from terminating its engagement of Ernst & Young and retaining a new independent auditor, if it determines that such an action would be in the best interests of the Company.
      The Company was billed for professional services rendered by Ernst & Young LLP, the details of which are disclosed below. All such services were approved in conformity with the Audit Committee’s pre-approval process.
Audit Fees
      The aggregate fees billed by Ernst & Young LLP for the fiscal years 2004 and 2003 for professional services rendered by Ernst & Young LLP in connection with (a) the audit of the Company’s annual financial statements, (b) the review of the financial statements included in the Company’s Quarterly Reports on Form  10-Q for the quarters ended March 31, June 30, and September 30 and (c) services provided in connection with statutory and regulatory filings or engagements were $2,582,653 and $1,120,000, respectively.
      We have been advised by Ernst & Young LLP that substantially all of the work done in conjunction with the audit of our financial statements for the year ended December 31, 2004, was performed by permanent full time employees and partners of Ernst & Young LLP.
Audit-Related Fees
      The aggregate fees billed by Ernst & Young LLP for fiscal years 2004 and 2003 for audit-related services that principally consisted of purchase GAAP accounting, SEC filing, 401(k) audit and Sarbanes-Oxley reviews in connection with the performance of the audit or review of the Company’s financial statements were $188,500 and $208,500, respectively.
Tax Fees
      The aggregate fees billed by Ernst & Young LLP for fiscal years 2004 and 2003 for professional services rendered by Ernst & Young LLP for tax consultation and compliance services were $45,428 and $144,220, respectively.
All Other Fees
      The aggregate fees billed by Ernst & Young LLP for fiscal years 2004 and 2003 for professional services rendered by Ernst & Young LLP for the review of audit workpapers by third parties and actuarial services were $43,491 and $59,700, respectively.

      The Audit Committee considered whether the provisions of the services covered under “All Other Fees” above is compatible with maintaining the independence of Ernst & Young LLP and concluded that the non-audit services provided by Ernst & Young LLP was compatible with maintaining Ernst & Young LLP’s independence.
Pre-Approval Policies and Procedures
      Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor is engaged by, and reports directly to, the Audit Committee.
      The Audit Committee has adopted a formal policy whereby it pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, all of which are approved by the Audit Committee prior to the completion of the audit. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Audit Committee before the audit commences.
      In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairperson of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $25,000, and the Chairperson of the Audit Committee will report for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS
      To be considered for inclusion in the Company’s notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company’s stockholders to be held in 2006, a stockholder proposal must be received by Lisa M. Spivack, Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, no later than the close of business on December 28, 2005 and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.
      In addition, to be considered for presentation at the annual meeting of the Company’s stockholders to be held in 2006, a stockholder proposal submitted outside the Rule 14a-8 processes described above must be received by Lisa M. Spivack, Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573, by March 13, 2006, and discretionary authority may be used if untimely submitted.
      Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected. All proposals must comply with certain requirements set forth in the Company’s bylaws, a copy of which may be obtained from the Secretary of the Company.
      You may obtain a copy of the Company’s bylaws by writing to Lisa M. Spivack, Secretary, Universal American Financial Corp., Six International Drive, Suite 190, Rye Brook, New York 10573.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors does not know of any matters, other than those referred to in this Proxy Statement, to be presented at the Annual Meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any postponements or adjournments thereof, it is intended that the shares represented by proxies will be voted with respect to such matters in the discretion and judgment of the person acting under the proxies.
      A copy of the Annual Report has been mailed to every shareholder of record on the Record Date. The Annual Report is not to be considered proxy-soliciting material. If you do not receive the Annual Report, you may request a copy by writing to: Director, Shareholder Relations, Six International Drive, Rye Brook, New York, 10573-1068 or by calling (914) 934-5200.

By Order of the Board of Directors,

LISA M. SPIVACK
Secretary
Rye Brook, New York
April 27, 2005

UNIVERSAL AMERICAN FINANCIAL CORP.
SIX INTERNATIONAL DRIVE
RYE BROOK, NY 10573

You can vote by telephone OR Internet. Available 24 hours a day 7 days a week.
Instead of mailing your proxy, you may choose one of the two other voting methods outlined below to vote your proxy.

VOTE BY PHONE – 1-800-690-6903
• Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2005. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY INTERNET – www.proxyvote.com
• Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
• Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Universal American Financial Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Universal American Financial Corp., in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	UNVFC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVERSAL AMERICAN FINANCIAL CORP.

1	Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.
01) Richard A. Barasch	06) Eric W. Leathers
02) Bradley E. Cooper	07) Patrick J. McLaughlin
03) Mark M. Harmeling	08) Robert A. Spass
04) Bertram Harnett	09) Robert F. Wright
05) Linda H. Lamel

For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

2	Ratification of Appointment of Independent Auditors

The Board of Directors recommends a vote FOR this proposal.

	For	Against	Abstain
Ratification of the appointment of Ernst & Young LLP as the independent auditors of Universal American Financial Corp. for the fiscal year ending December 31, 2005.	☐	☐	☐

3	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Proxy – Universal American Financial Corp.

Proxy Solicited by Board of Directors for Annual Meeting – May 26, 2005

RICHARD A. BARASCH and ROBERT A. WAEGELEIN, or any of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Universal American Financial Corp. to be held at 9:30 a.m. on May 26, 2005 at The Penn Club, 30 West 44th Street, New York, New York 10036 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Election of Directors) and FOR Item 2 (Ratification of Appointment of Independent Auditors).

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed and voted on reverse side)